SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into effective as of December 31, 1999, by and among CAPITOL INDEMNITY CORPORATION, a Wisconsin corporation ("Capitol Indemnity"), GEORGE A. FAIT ("George Fait"),
President of Capitol Indemnity, JOEL G. FAIT ("Joel Fait"), an officer of Capitol Indemnity, SECURITY NATIONAL FINANCIAL CORPORATION, a Utah Corporation ("Security National"), SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah corporation and a wholly-owned subsidiary of Security National, SOUTHERN SECURITY LIFE INSURANCE COMPANY, a Florida corporation ("Southern Security") and SSLIC HOLDING COMPANY, a Florida corporation, formerly known as CONSOLIDARE ENTERPRISES, INC. ("Consolidare").

                                   WITNESSETH:

     WHEREAS, Capitol Indemnity, George Fait and Joel Fait are currently shareholders of Southern Security, with Capitol Indemnity the owner of 151,871 shares of common stock ("Common Stock") of Southern Security, George Fait the owner of 33,000 shares of Common Stock of Southern Security, and Joel Fait the owner of 2,000 shares of Common Stock of Southern Security (hereinafter collectively referred to as the "Shares");

     WHEREAS, on November 4, 1998, Capitol Indemnity and the State of Idaho, Department of Insurance, as Rehabilitator for Universe Life Insurance Company, an Idaho corporation, instituted an action against Consolidare and George Pihakis, Samuel P. Brewer, Stephen Reck, A. Thomas Frank, Frank A. Hulet, C. Wesley Johnston, Lewis E. Kassis, Robert L. Martin, Charles W. Mullenix, Ferris
S. Ritchey, Jr., John M. Roehm, David C. Thompson, Nikki Clark and Lloyd Zobrist (collectively, the "Individual Defendants"), that action being styled and denominated as Capitol Indemnity Corp., et al. v. Consolidare Enterprises, Inc., et al., Case No. 98-2286-CA-16-K, pending in the Circuit Court of the Eighteenth Judicial Circuit, Seminole County Florida;

     WHEREAS, on December 17, 1998, Security National through its wholly-owned subsidiary, Security National Life Insurance Company, acquired all of the outstanding shares of common stock of Consolidare, which owned at closing approximately 57.4% of the outstanding shares of Common Stock of Southern Security;

     WHEREAS, Consolidare desires to purchase all of the Shares owned by Capitol Indemnity, George Fait and Joel Fait at an agreed upon price of $8.50 per share, provided that Capitol Indemnity dismiss its claims with prejudice in the above-entitled action against Consolidare and the Individual Defendants;

     WHEREAS, Capitol Indemnity, George Fait and Joel Fait desire to sell their shares of Common Stock of Southern Security to Consolidare at an agreed upon price of $8.50 per share and, as a condition to such sale of stock, Capitol Indemnity agrees to dismiss its claims with prejudice in the above-referenced action against Consolidare;

     WHEREAS, Security National, Security National Life Insurance Company and Southern Security will guarantee the payments by Consolidare for the purchase of the Shares; and

     WHEREAS, the parties to this Agreement, in order to reduce the expense and inconvenience incident to further litigation, now desire to settle the above-entitled civil action on condition that Consolidare purchase all of the Shares of Common Stock of Southern Security collectively owned by Capitol Indemnity, George Fait and Joel Fait, that Security National, Security National Life Insurance Company and Southern Security guarantee payment by Consolidare for the purchase of the Shares, and that Southern Security pay the sum of $5,000.00 to Capitol Indemnity and that Security National, Southern Security and Consolidare assign their rights to Capitol Indemnity to receive a $35,000 contribution from National Union Fire Insurance Company of Pittsburgh,
Pennsylvania in settlement of the claims asserted against the Individual Defendants.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and adequacy of which each party does hereby acknowledge, the parties hereto agree as follows:


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     1. Capitol  Indemnity hereby agrees to dismiss its claims with prejudice in the above-entitled action against Consolidare and the Individual Defendants and hereby authorizes Foley & Lardner, its counsel of record, to sign on its behalf, immediately upon the execution of this Agreement, the Stipulation and Joint
Motion for Dismissal with Prejudice, a copy of which is attached hereto as Exhibit A, and to arrange for the filing of said Stipulation with the court.

     2. Capitol Indemnity agrees to sell, transfer and deliver to Consolidare and Consolidare agrees to purchase from Capitol Indemnity 151,871 shares of Common Stock of Southern Security. These shares of Common Stock shall be sold and delivered to Consolidare upon the execution of this Agreement in consideration for Consolidare making payments to Capitol Indemnity in the principal amount of $1,290,903.50, payable as follows: (a) the sum of $645,451.75 to be paid in certified funds upon execution of this Agreement; and
(b) five annual payments, beginning one year from the effective date of this Agreement, each payment in the principal amount of $129,090.35 plus interest on the unpaid principal balance at a rate of 6-1/2% per annum until the principal and accrued interest thereon have been paid in full.

     3. George Fait agrees to sell, transfer and deliver to Consolidare and Consolidare agrees to purchase from George Fait 33,000 shares of Common Stock of Southern Security. These shares of Common Stock shall be sold and delivered to Consolidare upon execution of this Agreement in consideration for Consolidare making payments to George Fait in the principal amount of $280,500.00, payable as follows: (a) the sum of $140,250.00 to be paid in certified funds upon execution of this Agreement; and (b) five annual payments, beginning one year from the effective date of this Agreement, each payment in the principal amount of $28,050.00 plus interest on the unpaid principal balance at a rate of 6-1/2% per annum until the principal and accrued interest thereon have been paid in full.

     4. Joel Fait agrees to sell, transfer and deliver to Consolidare and Consolidare agrees to purchase from Joel Fait 2,000 shares of Common Stock of Southern Security. These shares of Common Stock shall be sold and delivered to Consolidare upon execution of this Agreement in consideration for Consolidare making payments to Joel Fait in the principal amount of $17,000.00, payable as follows: (a) the sum of $8,500.00 to be paid in certified funds upon execution of this Agreement; and (b) five annual payments, beginning one year from the effective date of this Agreement, each payment in the principal amount of $1,700.00 plus interest on the unpaid principal balance at a rate of 6-1/2% per annum until the principal and accrued interest thereon have been paid in full.

     5. Consolidare shall execute and deliver to Capitol Indemnity, George Fait and Joel Fait upon execution of this Agreement promissory notes (the "Notes") bearing interest at a rate of 6-12% per annum, which shall provide for the payments required to be made by Consolidare pursuant to paragraphs 2 through 4 of this Agreement.

     6. Security National, Security National Life Insurance Company and Southern Security shall execute and deliver Guarantees to Capitol Indemnity, George Fait and Joel Fait upon execution of this Agreement, which shall guarantee payment of the Notes.

     7. Consolidare may at any time prepay any balance owed on any of the Notes to be issued to Capitol Indemnity, George Fait or Joel Fait hereunder without premium or penalty by paying the principal balance owed on any such Notes plus the interest thereon at a rate of 6-1/2% per annum to the date of such payment.

     8. Security National agrees upon execution of this Agreement to pay the sum of $5,000.00 to Capitol Indemnity on behalf of the Individual Defendants in full settlement of all claims asserted by Capital Indemnity against the Individual Defendants in the above-entitled civil action. Security National, Southern Security and Consolidare also agree to assign to Capitol Indemnity their rights to the $35,000.00 contribution that National Fire Insurance Company of Pittsburgh, Pennsylvania is prepared to make in settlement of the above-referenced action against the Individual Defendants as set forth in the letter of March 2, 2000 from Laurie Beatus of D'Amato & Lynch to Don B. Long, Jr. of Johnston, Barton, Proctor & Powell, LLP, a copy of which is attached hereto as Exhibit "B" and by this reference made a part hereof.


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     9. Capitol Indemnity, George Fait and Joel Fait, singly and jointly, hereby release, indemnify, and hold harmless Consolidare, and the Individual Defendants from and against any and all claims, suits, actions of any kind, whether legal, administrative or other proceedings brought or initiated by Capitol Indemnity, George Fait or Joel Fait relating to or in any way rising out of the acquisition of Consolidare by Security National and Security National Life Insurance Company.

     10. Capitol Indemnity, George Fait and Joel Fait, singly and jointly, hereby release, indemnify, and hold harmless Consolidare, Southern Security, Security National, Security National Life Insurance Company and the Individual Defendants from and against any and all claims, suits, actions of any kind, whether legal, administrative or other proceedings brought or initiated by Capitol Indemnity, George Fait or Joel Fait against Consolidare, Southern Security, Security National or Security National Life Insurance Company or any of their present or past directors, officers or employees, including the Individual Defendants, relating to or in any way arising out of the conduct of the business and affairs of Consolidare, Southern Security, Security National or Security National Life Insurance Company by any of their respective directors, officers or employees prior to the date of this Agreement.

     11. Security National, Security National Life Insurance Company, Southern Security, and Consolidare singly and jointly, hereby release, indeminfy and hold harmless Capital Indemnity, George Fait and Joel Fait from and against any and all claims, suits, actions of any kind, whether legal, administrative or other proceedings brought or initiated by Security National, Security National Life Insurance Company, Southern Security or Consolidare against Capitol Indemnity, George Fait or Joel Fait relating to or in any way arising out of the conduct of the business and affairs of Consolidare, Southern Security or Capital Indemnity by any of their respective directors, officers or employees prior to the date of this Agreement.

     12. Each of the parties to this Agreement (referred to herein as a "Representing Party") hereby represents and warrants to the other parties (referred to herein as the "Other Parties") that;

               (a) Such Representing Party has all requisite authority to execute and deliver this Agreement and to carry out and comply with the terms hereof;

               (b) This Agreement constitutes a legal and binding obligation of the Representing Party, enforceable in accordance with its terms;

               (c) Neither the execution and delivery by the Representing Party of this Agreement, nor the consummation of the transactions contemplated hereby, conflicts with or results in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Representing Party is a party or by which the Representing Party is otherwise bound, or constitutes a default under any such agreement or instrument;

               (d) Each of the Parties acknowledge that they have received the benefit of separate independent legal counsel in connection with the negotiation and settlement of the matters relating to and which are the subject matter of this Agreement. Capital Indemnity Corp., George Fait and Joel Fait have been represented by the firm of Foley & Lardner of Tallahassee, Florida, and Security National, Security National Life Insurance Company and Southern Security have been represented by the firm of Mackey Price & Williams of Salt Lake City, Utah; and

               (e) The representations and warranties made herein shall survive the parties' execution and delivery of this Agreement.

     13. The Agreement and undertakings contained in this Agreement have been entered into and made by the parties solely for the purpose of completely settling and compromising claims which Capital Indemnity has asserted against Consolidare and the Individual Defendants in the above-entitled action, any liability with respect to any such claims being specifically denied by Consolidare and the Individual Defendants named in the action.


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     14. The parties to this Agreement shall hold in strict confidence the terms and conditions of this Agreement and shall not use any data or information with respect to this Agreement to the detriment of any other parties, provided that the parties hereto shall be entitled to disclose such terms and conditions as may be required by law or a court of law or equity.

     15. The Representing Parties will not, by words or actions, do anything or issue any statements, either orally or in writing, that would tend to or would disparage or defame the Other Parties or their reputations.

     16. Capital Indemnity, George Fait and Joel Fait each hereby represent and warrant to Security National, Security National Life Insurance Company, Southern Security and Consolidare in connection with its purchase of the Shares of Common Stock of Southern Security that each of them has sufficient investment experience to enable them to evaluate the merits and risks of selling their Shares of Common Stock of Southern Security to Consolidare. Capital Indemnity, George Fait, and Joel Fait have conducted all of the due diligence of Southern Security, its officers, directors, shareholders, markets and prospects which they have deemed necessary in evaluating whether to sell their Shares to Consolidare.

     17. (a) The covenants and agreements contained herein shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto;

          (b) The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted;

          (c) This Agreement sets forth the entire understanding among the parties and shall not be amended or terminated except by a written instrument duly executed by all the parties hereto;

          (d) This Agreement shall be interpreted, construed and enforced in accordance with and governed by the substantive laws of the state of Utah.

          (e) In the event any dispute or contest shall arise hereunder or any party shall breach or fail to perform or discharge any of its obligations hereunder, any party to this Agreement that shall prevail in litigation concerning any such dispute, contest or failure to perform or discharge, shall be entitled to an award against the losing party (or jointly against the losing parties, if more than one) of reasonable attorneys' fees and other costs incurred by such prevailing party (whether incurred by such prevailing party (whether incurred before or after commencement of such litigation);

          (f) Each party agrees to and shall forthwith provide such other and further assurances, and agrees to and shall forthwith execute and deliver such other and further instruments, as any other party may at any time hereafter reasonably request to effectuate any of the purposes of this Agreement;

          (g) Each party agrees to bear its or his own costs, including attorney's fees relating to the above-referenced action, including the preparation of this Agreement; and

          (h) This Agreement may be executed simultaneously, or in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                    CAPITOL INDEMNITY CORPORATION


                                    By:____________________________________
                                    Its:____________________________




                                    _______________________________________
                                    George A. Fait


                                    _______________________________________
                                    Joel G. Fait


                                    SECURITY NATIONAL FINANCIAL CORPORATION


                                    By:____________________________________
                                    Its:____________________________

                                    SECURITY NATIONAL LIFE INSURANCE COMPANY



                                    By:____________________________________
                                    Its:____________________________

                                    SOUTHERN SECURITY LIFE INSURANCE COMPANY



                                    By:____________________________________
                                    Its:____________________________


                                    SSLIC HOLDING COMPANY, FORMERLY KNOWN AS
                                    CONSOLIDARE ENTERPRISES, INC.



                                    By:____________________________________
                                    Its:____________________________


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